UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): February 15, 2012

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 15, 2012, CytRx Corporation (the "Company") received a written notification (the "Staff Determination") from The NASDAQ Stock Market LLC ("NASDAQ") stating that because the Company had not regained compliance with the $1.00 minimum bid price requirement for continued listing, as set forth in NASDAQ Listing Rule 5550(a)(2) (the "Rule"), the Company's securities would be subject to delisting from The NASDAQ Capital Market unless the Company requests a hearing before a NASDAQ Hearings Panel (the "Panel") on or before February 22, 2012.

The Company intends to request a hearing before the Panel, which will stay any delisting action in connection with the Staff Determination and allow the continued listing of the Company’s common stock on The NASDAQ Capital Market until the Panel renders a decision subsequent to the hearing. At the hearing, the Company intends to present a plan to regain compliance with the Rule and request that the Panel allow the Company additional time within which to regain compliance. There can be no assurance that the Panel will grant the Company’s request for continued listing on The NASDAQ Capital Market, or that the Company's plans to exercise diligent efforts to maintain the listing of its securities on NASDAQ will be successful.

On February 17, 2012, the Company issued a press release announcing receipt of the Staff Determination.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

The exhibit listed on the accompanying Index to Exhibits is filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2012	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated February 17, 2012